UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
REVA Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0810505

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5751 Copley Drive, Suite B
San Diego, CA	92111

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-168852.
Securities to be registered pursuant to Section 12(g) of the Act:
CHESS Depositary Interests
(Title of Class)
Common Stock, $.0001 par value
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered
     REVA Medical, Inc. (the “Registrant”) registers hereunder its CHESS Depositary Interests (“CDIs”) and common stock, $0.0001 par value per share (the “Common Stock”). A description of the Registrant’s CDIs and Common Stock is incorporated herein by reference to the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-168852) as originally filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2010, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits
     None.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 12, 2010	REVA Medical, Inc.
	By:	/s/ Katrina Thompson
Katrina Thompson
Chief Financial Officer